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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                       Date of Report: September 18, 2009

                             Franklin Wireless Corp.
             (Exact name of registrant as specified in its charter)

          California                 0-11616                   95-3733534
 (State or other jurisdiction     (Commission                (IRS Employer
       or incorporation)          File Number)             Identification No.)

          5440 Morehouse Drive, Suite 1000, San Diego, California 92121
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (805) 623-0000

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         See response to Item 5.02 (e) below.


SECTION 5 -CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         (d) On September 18, 2009, the Board of Directors increased the size of the Board of Directors from three to five, as provided in Article III, Section 2 of the Bylaws of the Company. The Board then appointed Joon Won Jyoung and Johnathan Chee to the Board of Directors to fill the vacancies created thereby.

         Joon Won Jyoung has owned several private companies in South Korea since 1997. Between 1992 and 1996 he was President of Sneakers Classic Ltd., and between 1987 and 1991 he was Chairman of Empire State Bank in New York. Between 1972 and 1982 he was Chairman of Downtown Mart, a distribution company in New York and Virginia. Mr. Jyoung received a B.S. in Mathematics from Seoul National University and an M.S. in Statistics from the University of Connecticut.

        Johnathan Chee is an attorney, and has operated the Law Offices of Johnathan Chee, in Niles, Illinois, since August 2007. Between 1998 and 2007 he was an attorney with C&S Law Group, P.C., in Glenview, Illinois. He received a B.A. from the University of Illinois-Chicago in 1987 and a J.D. from IIT Chicago-Kent College of Law in 1990. He is a member of the Illinois Bar.

         (e) On September 21, 2009 the Company entered into Change of Control Agreements with OC Kim, its Chief Executive Officer, David Yun Lee, Chief Operating Officer, and Yong Bae Won, Vice President-Engineering. Each Change of Control Agreement provides for a lump sum payment to the officer in case of a change of control of the Company. The term includes the acquisition of Common Stock of the Company resulting in one person or company owning more than 50% of the outstanding shares, a significant change in the composition of the Board of Directors of the Company during any 12-month period, a reorganization, merger, consolidation or similar transaction resulting in the transfer of ownership of more than fifty percent (50%) of the Company's outstanding Common Stock, or a liquidation or dissolution of the Company or sale of substantially all of the Company's assets.

         The Change of Control Agreement with Mr. Kim is for three years and calls for a payment of $5 million upon a change of control; the agreement with Mr. Lee is for two years and calls for a payment of $2 million upon a change of control; and the agreement with Mr. Won is for two years and calls for a payment of $1 million upon a change of control.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         On September 18, 2009, the Board of Directors approved three changes in the Bylaws of the Company.


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         The first change is to provide that special meetings of the shareholders may be called by the Board of Directors, by the President, or by any two directors. This language is consistent with the requirements of Section
78.310 of the Nevada Revised Statutes. Before such amendment, the Bylaw also provided that the president of the Company was to call a special meeting upon written demand by shareholders holding at least 10% of the outstanding shares.

         The second change is to eliminate the ability of shareholders to act by written consent in lieu of a shareholders meeting. It provides that all actions by shareholders must be taken at a meeting duly noticed and convened. The existing bylaw had permitted action by written consent of shareholders holding a majority of the outstanding shares.

         The third change is to provide an "advance notice" provision for shareholder proposals and director nominations at shareholder meetings. Under this bylaw, as amended, a shareholder who seeks to nominate directors at a shareholders meeting or submit a proposal for vote at the meeting must give the Company prior notice, must identify the nominees or the proposal, and (in the case of director nominees) must submit certain information about the nominees. Also, the shareholder submitting the nominees or proposal, as the case may be, must disclose certain information, including such shareholder's identity, shareholdings, and any interest in the proposals.

         The foregoing descriptions are qualified by reference to the amendments themselves, which are attached as Exhibit 3.2 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits

         3.2 Amendments to Bylaws

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  FRANKLIN WIRELESS CORP.


Date:  September 24, 2009                         By:  /s/ OC Kim
                                                       ------------------
                                                       OC Kim
                                                       President



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